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                                                                     Exhibit 23

           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2009 relating to the financial statements, which appears in Prudential Annuities Life Assurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 3, 2009